EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000
ParkOhio Announces Second Quarter Results
     CLEVELAND, OHIO, July 27, 2010 — Park-Ohio Holdings Corp. (NASDAQ:PKOH) today announced results for its second quarter ended June 30, 2010.
SECOND QUARTER RESULTS
     Net sales were $198.3 million for second quarter 2010, an increase of 21% from net sales of $163.4 million for second quarter 2009. Net income for the second quarter of 2010 was $3.4 million, or $.29 per share dilutive compared to net income of $3.3 million, or $.29 per share dilutive, for second quarter 2009. Included in the 2009 results were a gain of $3.1 million on the purchase of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014 and a charge of $2.0 million to reserve for an account receivable from a customer in bankruptcy.
SIX MONTHS RESULTS
     Net sales were $390.0 million for the first six months of 2010, an increase of 13% from net sales of $344.7 million for the same period of 2009. Net income for the first six months of 2010 was $5.5 million, or $.47 per share, versus net loss of $2.2 million, or $(.20) per share dilutive, in the same period of 2009. Included in the 2009 results were a gain of $3.1 million on the purchase of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014 and a charge of $2.0 million to reserve for an account receivable from a customer in bankruptcy.
     A conference call reviewing ParkOhio’s second quarter results will be broadcast live over the Internet on Wednesday, July 28, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
     ParkOhio is a leading provider of supply management services and a manufacturer of highly engineered products. Headquartered in Cleveland, Ohio, the Company operates 28 manufacturing sites and 40 supply chain logistics facilities.
     This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.
- more -
     Among the key factors that could cause actual results to differ materially from expectations are: the cyclical nature of the vehicular industry; timing of cost reductions; labor availability and stability; changes in economic and industry conditions; adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities; the financial condition of the Company’s customers and suppliers, including the impact of any bankruptcies; the Company’s ability to successfully integrate the operations of acquired companies; the uncertainties of environmental, litigation or corporate contingencies; and changes in regulatory requirements. These and other risks and assumptions are described in the Company’s reports that are available from the United States Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.
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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands, Except per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net sales	$198,303	$163,405	$390,004	$344,655
Cost of products sold	165,005	134,077	327,368	291,464

Gross profit	33,298	29,328	62,636	53,191
Selling, general and administrative expenses	22,337	22,214	43,305	44,836

Operating income	10,961	7,114	19,331	8,355
Gain on purchase of 8.375% senior subordinated notes	0	(3,096)	0	(3,096)
Interest expense	6,167	6,128	11,603	12,099

Income before income taxes	4,794	4,082	7,728	(648)
Income taxes	1,379	810	2,247	1,542

Net income	$3,415	$3,272	$5,481	($2,190)

Amounts per common share:
Basic	$0.30	$0.30	$0.49	($0.20)
Diluted	$0.29	$0.29	$0.47	($0.20)

Common shares used in the computation:
Basic	11,475	11,008	11,229	10,890
Diluted	11,956	11,282	11,747	10,890

Other financial data:
EBITDA, as defined	$15,777	$17,558	$28,827	$25,284

Note A—EBITDA, as defined, reflects earnings before interest and income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company’s revolving credit agreement. EBITDA is not a measure of performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA is useful to investors as an indication of the Company’s satisfaction of its Debt Service Ratio covenant in its revolving credit agreement and because EBITDA is a measure used under the Company’s revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income	$3,415	$3,272	$5,481	($2,190)
Add back:
Income taxes	1,379	810	2,247	1,542
Interest expense	6,167	6,128	11,603	12,099
Reserve for customer in bankruptcy	0	2,015	0	2,015
Depreciation and amortization	4,265	4,396	8,433	9,589
Miscellaneous	551	937	1,063	2,229

EBITDA, as defined	$15,777	$17,558	$28,827	$25,284

Note B—In the second quarter of 2009, the Company recorded a gain of $3.1 million on the purchase of $6.125 million of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014.
Note C—In the second quarter of 2009, the Company recorded a charge of $2.0 million to reserve for an account receivable from a customer in bankruptcy.

CONDENSED CONSOLIDATED BALANCE SHEETS
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	June 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
	(In Thousands)
ASSETS

Current Assets
Cash and cash equivalents	$27,866	$23,098
Accounts receivable, net	119,878	104,643
Inventories	169,115	182,116
Deferred tax assets	8,104	8,104
Unbilled contract revenue	15,263	19,411
Other current assets	10,171	12,700

Total Current Assets	350,397	350,072

Property, Plant and Equipment	246,763	245,240
Less accumulated depreciation	176,534	168,609

Total Property Plant and Equipment	70,229	76,631

Other Assets
Goodwill	3,738	4,155
Other	79,657	71,410

Total Other Assets	83,395	75,565

Total Assets	$504,021	$502,268

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Trade accounts payable	$83,692	$75,083
Accrued expenses	46,895	39,150
Current portion of long-term debt	11,882	10,894
Current portion of other postretirement benefits	2,197	2,197

Total Current Liabilities	144,666	127,324

Long-Term Liabilities, less current portion
8.375% Senior Subordinated Notes due 2014	183,835	183,835
Revolving credit maturing on June 30, 2013	117,300	134,600
Other long-term debt	4,562	4,668
Deferred tax liability	7,200	7,200
Other postretirement benefits and other long-term liabilities	23,562	21,831

Total Long-Term Liabilities	336,459	352,134

Shareholders’ Equity	22,896	22,810

Total Liabilities and Shareholders’ Equity	$504,021	$502,268

BUSINESS SEGMENT INFORMATION (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
NET SALES

Supply Technologies	$97,185	$77,444	$191,423	$160,415
Aluminum Products	37,572	21,635	74,160	43,993
Manufactured Products	63,546	64,326	124,421	140,247

	$198,303	$163,405	$390,004	$344,655

INCOME (LOSS) BEFORE INCOME TAXES

Supply Technologies	$5,311	$2,885	$9,795	$3,431
Aluminum Products	2,299	(1,794)	4,235	(5,456)
Manufactured Products	7,597	9,373	12,529	17,085

	15,207	10,464	26,559	15,060
Corporate and Other Costs	(4,246)	(254)	(7,228)	(3,609)
Interest Expense	(6,167)	(6,128)	(11,603)	(12,099)

	$4,794	$4,082	$7,728	($648)